Exhibit 99.1

Ur-Energy Reports Second Quarter 2026 Results

Full Operations at Shirley Basin Positions Ur-Energy as the Largest U.S. ISR Uranium Producer

Casper, Wyoming, August 10, 2026 – Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (“Ur-Energy” or the “Company”), America’s largest and fastest-growing domestic ISR uranium producer, is pleased to announce its financial and operating results, along with development and exploration highlights, for the second quarter ended June 30, 2026.

Financial and Operating Highlights

◾	New Record for Pounds Drummed: Processed and packaged 140,873 pounds of U₃O₈ during the quarter, an increase of 47.4% over the first quarter of 2026 and 25.7% over the second quarter of 2025, and the most drummed in a calendar quarter since the start of ramp up at Lost Creek in 2022.
◾	Continued Increase of Pounds Shipped: Shipped 149,747 pounds of U₃O₈ to the conversion facility during the second quarter, an increase of 44.0% over the first quarter of 2026 and 42.2% over the second quarter of 2025.
◾	Delivered on Contracted Sales: Sales for the second quarter under contracted deliveries totaled 215,000 pounds of U₃O₈ as projected, generating $14.4 million in product sales revenue.
◾	Continued Low-Cost Production: The cash cost per pound of U₃O₈ sold during the quarter remained low at $40.20, compared to $37.51 for the first quarter of 2026 and $42.83 for the second quarter of 2025.
◾	Strong Liquidity: Unrestricted cash and cash equivalents totaled $95.3 million at June 30, 2026.
◾	Ending Inventory: Ended the second quarter with 348,292 pounds of finished inventory at the conversion facility, which was a 16.5% decrease from the first quarter of 2026 and 10.4% more than the second quarter of 2025.

Matt Gili, President & CEO of Ur-Energy, stated, “The second quarter of 2026 marked an inflection point for Ur-Energy. The continued ramp up at Lost Creek and the commencement of production at Shirley Basin has transformed us into both the largest and the fastest-growing ISR producer of uranium in the United States. We continue to expand our production, our operating costs remain among the lowest in the country, and our organic growth pipeline is advancing at pace.”

Development and Exploration Highlights

◾	Final Regulatory Approval at Shirley Basin: In late June 2026, the Company received final state regulatory authorization to commence full production operations at Shirley Basin, including the transportation of uranium-loaded resin to Lost Creek for processing and shipping.
◾	Shirley Basin Ready to Commence Full Operations: All plant infrastructure and processes are in place at Shirley Basin to transport uranium-loaded resin to Lost Creek and launch full production operations only two and a half years after the build out decision. The first shipment is expected imminently.
◾	Production Optimization at Lost Creek: Continued to increase flow rates and further increase production, adding header houses, installing a sand filtration system and breaking ground on the planned wastewater treatment facility in July, and advancing initiatives to optimize wellfield chemistry.
◾	Rapid Progress on Near-Mine Exploration: Completed test well clusters and began baseline environmental studies at Lost Soldier in anticipation of potential permitting as a satellite mine feeding Lost Creek. Also commenced planning and preparations for a 120-hole exploration drilling program at Lost Creek South – a highly prospective, under explored approximately 16-square mile property immediately adjacent to the Lost Creek operation.

Summary of Selected Second Quarter Results

	Q2 2025	Q1 2026	Q2 2026	% Variance Q2 2026 to
				Q2 2025[5]	Q1 2026[5]

Pounds Captured	128,970	110,314	105,016	-18.6%	-4.8%
Pounds Drummed	112,033	95,599	140,873	25.7%	47.4%
Pounds Shipped	105,316	103,956	149,747	42.2%	44.0%
Pounds Sold	165,000	55,000	215,000	30.3%	290.9%
Pounds in Inventory[2]	315,607	417,231	348,292	10.4%	-16.5%
Average Sales Price	$63.20	$70.98	$66.85	5.8%	-5.8%
Cash Cost Per Pound Sold[3]	$42.83	$37.51	$40.20	-6.1%	7.2%
Cash ($millions)[4]	$57.6	$122.8	$95.3	65.5%	-22.4%
1.	All sales were under long-term contracts.
2.	Pounds in inventory at the conversion facility.
3.	Includes ad valorem and severance taxes but excludes non-cash costs.
4.	Unrestricted cash position at the end of the quarter.
5.	Percentages may not recalculate precisely due to rounding.

Lost Creek Production Growth and Continued Optimization

At Lost Creek, Ur-Energy’s flagship uranium ISR mining project, the Company drummed 140,873 pounds of U₃O₈, an increase of 47.4% over the first quarter of 2026 and 25.7% over the second quarter of 2025. The Company also shipped 149,747 pounds during this time, an increase of 44.0% over the first quarter of 2026 and 42.2% over the second quarter of 2025.

Wellfield development and surface construction remain on schedule for the Company’s 2026 operating plans. Subject to regulatory approval, the Company expects to commence wellfield construction and installation in the fifth mine unit by year-end 2026, where 15 header houses are planned from late 2026 through 2028. At quarter-end, 17 drill rigs were actively supporting the Lost Creek drilling program – an increase of two from the previous quarter.

A sand filtration system was installed at Lost Creek during the quarter and brought online in July to increase flow rates while the new wastewater treatment facility is completed. Development of the wastewater treatment facility accelerated during the quarter, and the Company broke ground in July 2026. Completion and operation are planned for the first quarter of 2027. Additionally, the Company expects to complete implementation of an enhanced maintenance program and improvements to the reverse osmosis system by year-end 2026.

Shirley Basin Ready for Full Production Operations

In April 2026, the Company commenced limited initial operations to extract and capture uranium at Shirley Basin. While the project is permitted as a second production and processing hub operation to maximize future optionality in the emerging Great Divide Basin uranium district, Shirley Basin is designed as a spoke of the Lost Creek hub to optimize capital efficiency.

While conducting only limited operations, the Company succeeded in capturing 10,634 pounds of U₃O₈ at the Shirley Basin plant during the second quarter of 2026. In late June 2026, the Company received final authorization from the State of Wyoming to commence full production operations, including the transportation of extracted and captured uranium to Lost Creek. By the end of July 2026, all plant infrastructure and processes for transportation were in place. As of the date of this release, the Company was preparing a trailer for the first shipment to Lost Creek to transition Shirley Basin to full production operations.

Various additional plant construction activities are expected to continue through 2026 as the Company continues to deliver on its optimization strategy.

Exploration Activities in the Great Divide Basin

Lost Creek South: Totaling approximately 16-square miles immediately adjacent to the Lost Creek operation, Lost Creek South has clear potential as a low-cost, near-mine expansion opportunity. During the second quarter, the Company carried out planning and preparation activities for a 120-hole exploration program that is expected to commence in the third quarter of 2026 with three drill rigs.

Lost Soldier: With approximately 4,000 historic drill holes and related data indicating mineralization, and close proximity to the Company’s Lost Creek operation, Lost Soldier has superb potential as a satellite operation. During the second quarter of 2026, the Company completed pump testing of two of the three aquifer test well clusters and began work on baseline environmental studies in anticipation of possible permitting. Additionally, completion of a technical report including a resource estimate for the project is expected by year-end 2026.

North Hadsell: The Company drilled 33 holes totaling approximately 33,800 feet in the first quarter of 2026, with 13 holes hitting mineralization that closely resembles that of Lost Creek. During the second quarter, the Company advanced the opportunity by completing abandonment of the previously drilled holes.

Sales and Inventory

During the second quarter, the Company sold 215,000 pounds of U₃O₈ at an average price of $66.85 per pound, generating $14.4 million in product sales revenue. A total of 348,292 pounds of finished inventory was held at the conversion facility at quarter-end, compared to 417,231 pounds at the end of the first quarter of 2026 and 315,607 pounds at the end of the second quarter of 2025.

Including the 270,000 pounds delivered in the first half of 2026, the Company expects to make base deliveries of 1.0 million pounds of U₃O₈ in 2026. After the end of the quarter, the Company proactively entered into transactions to defer delivery of 150,000 pounds to 2027 and 150,000 pounds to 2029. The deferral transactions increase the Company’s ability to make subsequent 2026 deliveries from existing inventory and new production. A larger number of expected 2026 deliveries were scheduled in the latter part of the year to coincide with the ramp-up and startup schedules for Lost Creek and Shirley Basin.

U3O8 Product Profit (Loss)

The following table provides information on the Company’s U3O8 product profit and loss:

	Unit	2025 Q3	2025 Q4	2026 Q1	2026 Q2	2026 YTD

U3O8 Product Sales
Produced	$000	—	10,428	3,904	10,692	14,596
Non-produced	$000	6,323	—	—	3,681	3,681
	$000	6,323	10,428	3,904	14,373	18,277

U3O8 Product Costs
Produced	$000	—	8,968	2,687	8,738	11,425
Non-produced	$000	7,065	—	—	3,587	3,587
	$000	7,065	8,968	2,687	12,325	15,012

U3O8 Product Profit (Loss)
Produced	$000	—	1,460	1,217	1,955	3,172
Non-produced	$000	(742)	—	—	94	94
	$000	(742)	1,460	1,217	2,049	3,266

U3O8 Pounds Sold
Produced	lb	—	165,000	55,000	165,000	220,000
Non-produced	lb	110,000	—	—	50,000	50,000
	lb	110,000	165,000	55,000	215,000	270,000

U3O8 Price per Pound Sold
Produced	$/lb	—	63.20	70.98	64.80	66.35
Non-produced	$/lb	57.48	—	—	73.62	73.62
	$/lb	57.48	63.20	70.98	66.85	67.69

U3O8 Cost per Pound Sold
Ad valorem and severance taxes	$/lb	—	4.24	3.84	4.44	4.29
Cash costs	$/lb	—	38.70	33.67	35.76	35.24
Non-cash costs	$/lb	—	11.41	11.34	12.76	12.40
Produced	$/lb	—	54.35	48.85	52.96	51.93
Non-produced	$/lb	64.23	—	—	71.74	71.74
	$/lb	64.23	54.35	48.85	57.32	55.60

U3O8 Profit (Loss) per Pound Sold
Cash costs	$/lb	—	24.50	37.31	29.04	31.11
Less ad valorem and severance taxes	$/lb	—	(4.24)	(3.84)	(4.44)	(4.29)
Less non-cash costs	$/lb	—	(11.41)	(11.34)	(12.76)	(12.40)
Produced	$/lb	—	8.85	22.13	11.84	14.42
Non-produced	$/lb	(6.75)	—	—	1.88	1.88
	$/lb	(6.75)	8.85	22.13	9.53	12.09

U3O8 Profit (Loss) Margin
Cash costs	%	—	38.8	52.6	44.8	46.9
Less ad valorem and severance taxes	%	—	(6.7)	(5.4)	(6.9)	(6.5)
Less non-cash costs	%	—	(18.1)	(16.0)	(19.6)	(18.7)
Produced	%	—	14.0	31.2	18.3	21.7
Non-produced	%	(11.7)	—	—	2.6	2.6
	%	(11.7)	14.0	31.2	14.3	17.9

U3O8 Production and Ending Inventory

The following tables provide information on the Company’s production and ending inventory of U3O8 pounds:

U3O8 Production	Unit	2025 Q3	2025 Q4	2026 Q1	2026 Q2	2026 YTD

Pounds captured	lb	89,267	78,177	110,314	105,016	215,330
Pounds drummed in	lb	93,523	121,818	95,599	140,873	236,472
Pounds shipped	lb	70,190	138,337	103,956	149,747	253,703
Non-produced pounds acquired	lb	—	100,000	—	—	—

U3O8 Ending Inventory	Unit	2025 Q3	2025 Q4	2026 Q1	2026 Q2

Pounds
In-process inventory	lb	29,362	17,203	26,794	12,430
Plant inventory	lb	40,817	24,295	15,939	7,066
Conversion inventory - produced	lb	138,150	124,591	177,231	158,292
Conversion inventory - non-produced	lb	140,000	240,000	240,000	190,000
	lb	348,329	406,089	459,964	367,788

Value
In-process inventory	$000	630	201	681	43
Plant inventory	$000	2,267	1,097	995	373
Conversion inventory - produced	$000	7,290	5,776	9,133	8,707
Conversion inventory - non-produced	$000	8,992	17,217	17,217	13,484
	$000	19,179	24,291	28,026	22,607

Cost per Pound
In-process inventory	$/lb	21.46	11.68	25.42	3.46

Plant inventory	$/lb	55.54	45.15	62.43	52.79

Conversion inventory:
Ad valorem and severance tax	$/lb	3.29	3.89	3.95	4.79
Cash cost	$/lb	39.71	31.89	35.52	35.69
Non-cash cost	$/lb	9.77	10.58	12.06	14.53
Conversion inventory - produced	$/lb	52.77	46.36	51.53	55.01
Conversion inventory - non-produced	$/lb	64.23	71.74	71.74	70.97
	$/lb	58.54	63.07	63.15	63.71

Conference Call and Webcast

Management will hold a conference call and audio webcast to discuss the quarterly highlights followed by a question-and-answer session with participants. The details are as follows:

Date:Tuesday, August 11, 2026

Time:11:00 a.m. ET (8:00 a.m. PT)

Webcast URL: https://www.webcaster5.com/Webcast/Page/2307/54392

To Join the Conference Call by Phone:

Toll Free: 877-545-0523

International: 973-528-0016

Participant Access Code:860447

Conference Call Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 54392

About Ur-Energy

Ur-Energy is the largest and fastest-growing ISR uranium mining company in the United States. It owns and operates the Lost Creek ISR uranium facility in south-central Wyoming, which has produced more than 3.5 million pounds of U₃O₈ since operations began, and the Shirley Basin ISR operation in central Wyoming, where uranium recovery commenced in April 2026. Lost Creek and Shirley Basin have combined annual licensed production and toll-processing capacity of 4.2 million pounds of U₃O₈. The Company is also engaged in exploration and development activities at a selection of highly prospective projects in the Great Divide Basin uranium district. Ur-Energy’s common shares trade on the NYSE American under the symbol “URG” and on the Toronto Stock Exchange under the symbol “URE.” The Company’s corporate headquarters is in Casper, Wyoming, and its registered office is in Ottawa, Ontario.

Contact Ur-Energy Investor Relations at:

Richard Matthews

Phone: +1 (604) 355-7179

Email: info@ur-energy.com

Financial Statements and Non-GAAP Measures

This press release should be read in conjunction with Ur-Energy’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, including the unaudited consolidated financial statements and associated Management’s Discussion and Analysis of Financial Condition and Results of Operation included therein, which is available on the Company’s website at www.ur-energy.com and under the Company’s issuer profile on EDGAR at www.sec.gov and SEDAR+ at www.sedarplus.ca.

The press release includes measures specific to U₃O₈ sales, product cost, product profit, pounds sold, price per pound sold, cost per pound sold, and product profit per pound sold. These measures do not have standardized meanings within U.S. GAAP or a defined basis of calculation. These measures are used by management to assess business performance and determine production and pricing strategies. They may also be used by certain investors to evaluate performance. The use of these performance measures is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP. The Company’s definitions of these measures may differ from other mining companies, and therefore may not be comparable. These non-GAAP measures should be read in conjunction with the Company’s consolidated financial statements for applicable periods.

Cautionary Statement Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., the Company’s ability and the expected or planned timing at Lost Creek to continue to ramp up and increase production operations, optimize chemistry, construct the wastewater treatment facility, and implement maintenance improvements and other initiatives to increase production; whether the Company’s efforts, including the installation of sand filtration, to mitigate fine particles from the wellfield and increase flow rates at Lost Creek will be successful; the Company’s ability and the expected or planned timing at Shirley Basin to begin transporting uranium to Lost Creek, ramp up and increase production, bring additional production columns online, complete remaining construction and commissioning, and install wastewater treatment equipment; the Company’s ability to efficiently process, dry, and drum Shirley Basin production at Lost Creek and execute the Shirley Basin satellite model; the Company’s ability and the expected or planned timing at both Lost Creek and Shirley Basin to execute drilling plans, install and bring additional header houses online, receive regulatory approvals for additional mine units, and move into, commence wellfield construction in, and successfully produce in additional mine units; the Company’s ability and the expected or planned timing at Lost Soldier to complete aquifer testing, baseline environmental studies, or a new technical report; whether for any of the Company’s exploration programs, including Lost Soldier, North Hadsell, and LC South, the drilling programs will continue, further work will support preliminary interpretations, the resource potential will be adequate for ISR mining, the Company will commence or complete permitting, or the projects will be scalable or allow the Company to leverage existing infrastructure or operating expertise; whether the Company’s production and inventory will be sufficient for it to meet its commitments to sell and deliver production or to meet its sales projections; whether the Company’s cash resources will be sufficient for its capital requirements and operating costs without additional financing; and whether the Company’s revenue, sales prices, or production costs will increase or decrease) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic, and competitive risks, uncertainties, and contingencies. Generally, forward-looking statements can be identified by use of forward-looking terminology such as “plans,” “expects,” “does not expect,” “is expected,” “is likely,” “estimates,” “intends,” “anticipates,” “does not anticipate,” “believes,” or variations of the foregoing, or statements that certain actions, events or results “may,” “could,” “might” or “will” “be taken,” “occur,” “be achieved” or “have the potential to.” All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore that is mined varying from estimates; production rates, methods, and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental, or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development; changes in governmental polices or market conditions; and other factors described in the public filings of the Company that are available at www.sec.gov and www.sedarplus.ca. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations, and opinions of management as of the date hereof, and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or changes in management’s beliefs, expectations, or opinions that occur in the future, except as required by applicable law.